EXHIBIT 31(iii)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Derek Cassell, Principal Executive Officer of Track Group, Inc. (the “Company”), certify that:

1.
I have reviewed this annual report on Form 10-K/A of Track Group, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 29, 2018	/s/ Derek Cassell Derek Cassell Principal Executive Officer